UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 15, 2007 at 8:00 a.m. Eastern Time, T. Jay Collins, our President and Chief Executive Officer, will deliver a presentation at the Bank of America 2007 Energy Conference being held in Key Biscayne, FL. The presentation will be webcast live over the Internet. Interested parties may listen to the presentation and view the slides live at http://www.veracast.com/webcasts/bas/energy07/id55101317.cfm. An archived replay will be available for 30 days after the conference. The presentation slides will be available for viewing using the Investor Relations link at Oceaneering’s website, http://www.oceaneering.com or by going directly to http://www.oceaneering.com/InvestorRelations.asp.

Please note that certain information contained in the presentation, as well as certain written and oral statements made or incorporated by reference from time to time by us or our representatives in our reports and filings with the Securities and Exchange Commission, news releases, conferences, teleconferences, web postings or otherwise, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements include statements about:

•	Our earnings per share (EPS) outlook for 2007, 4th quarter of 2007 and for 2008;

•	Our earnings guidance for 2008, including operating income for ROVs, Subsea Products and Subsea Projects and results for Inspection and MOPS;

•	Anticipated deepwater discoveries to be evaluated and developed;

•	Future floating rig new builds;

•	Future floating rig demand;

•	Expected 2008 ROV results to improve by increasing days on hire, by adding approximately 30 new systems, and higher average revenue per day on hire;

•	Expansion of our ROV fleet for both drill support and construction service;

•	Drill support contracting opportunities on announced future new builds;

•	Our 2008 estimated ROV operating income of $25 million to $35 million over our 2007 estimate;

•	Our 2008 ROV margins anticipated to be about the same as 2007;

•	Subsea completions expected to more than triple in this decade over the 1990s, and double in the decade commencing 2010;

•	Subsea tree orders forecast for 2007 through 2011;

•	Worldwide umbilical market forecast for 2007 through 2011;

•	Subsea tree orders forecast to be up 35% and umbilical control hardware order forecast to be up 80% for 2007—2011 compared to the level of 2002 – 2006, respectively;

•	Our expectation that our year-end 2007 backlog in Subsea Products will be $385 million;

•	Our 2008 Subsea Products operating income to be up $25 million to $35 million compared to 2007;

•	Projected subsea completions in the Gulf of Mexico for the period 2007 through 2009;

•	Our expectation that hurricane damage repair work is nearing completion and that demand and pricing for diving and shallow water vessel services will decline in 2008;

•	Expected continued favorable deepwater Subsea Projects Installation and IMR service demand;

•	Our expectation that we will have vessel drydock inspections of the Ocean Intervention, Ocean Intervention II and The Performer in 2008;

•	Our 2008 Subsea Projects operating income anticipated to be approximately $20 million lower than 2007;

•	Our projection that 2008 will be our 5th consecutive year of record results;

•	Our projected 2007 and 2008 Cash Flow from Operations (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation); and

•	Our projected 2007 and 2008 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation)

•

Our estimate of market shares of worldwide work class ROV fleet for us and our competitors, in total and for drill support and construction/field maintenance presented in the in the Supplemental Market Information to the presentation;

•	Worldwide Umbilical Market Overview presented in the Supplemental Market Information to the presentation; and

•	Subsea Hardware Outlook Summary presented in the Supplemental Market Information to the presentation.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our latest Quarterly Report on Form 10-Q.

We do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/S/ MARVIN J. MIGURA	Date: November 15, 2007
Marvin J. Migura
(Principal Financial Officer)